Exhibit 99.1
Travel + Leisure Co. Debuts Today, Reveals First Look at New Travel Products & Services

•Leading leisure travel company begins trading today on the NYSE under the ticker symbol TNL, rings The Opening Bell® to celebrate its new name
•Travel + Leisure Co. shares details on first new travel services planned, including BookTandL.com, and new subscription travel club debuting this summer under its Travel + Leisure Group
ORLANDO, Fla. (Feb. 17, 2021) – Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company with a portfolio of nearly 20 travel brands included in its resort, travel club, and lifestyle portfolio, today makes its premiere on the New York Stock Exchange. Formerly Wyndham Destinations, Inc. (NYSE:WYND), Travel + Leisure Co. will ring The Opening Bell at NYSE today in celebration of its new listing under the ticker symbol “TNL”, following the acquisition of the iconic Travel + Leisure brand in January.
“We are very proud to make our debut today as Travel + Leisure Co., the world’s leading membership travel company,” said Michael Brown, president and chief executive officer, Travel + Leisure Co. “This defining milestone in our strategic plan provides opportunities to evolve our business and expand our reach within the global leisure travel industry as one of the most trusted and influential brands in travel.”
Travel + Leisure Co. will maintain its current portfolio of brands and products, with Wyndham Destinations now serving as the umbrella brand for its vacation ownership resorts, which will continue to leverage the power of the Wyndham Rewards program; and Panorama operating the vacation exchange, membership travel, and travel technology businesses. The newly-created Travel + Leisure Group will offer consumer travel products, including online and subscription travel services and product licensing.
Travel + Leisure Group
This new business group will focus on the development and worldwide growth of new travel products and services that leverage the unparalleled Travel + Leisure reputation, expertise and content library -- including the company’s subscription travel clubs, brand licensing agreements and online travel booking platforms, including the vacation planning gateway BookTandL.com. The Travel + Leisure Group will be led by Noah Brodsky, who assumes the new role of President, Travel + Leisure Group and Chief Brand Officer.
“Since joining our team in 2017, Noah has been a catalyst for innovation and transformation within our company, with his passion for travel resonating across the organization,” said Michael Brown, president and chief executive officer of Travel + Leisure Co. “I look forward to his continued achievements as he pivots to assume leadership of an important new driver of our future growth.”
New Travel Products and Services
Travel + Leisure Group today is revealing plans for a new suite of branded products and services, including the preview launch of BookTandL.com, a new planning and booking experience for leisure travelers that optimizes the power of the compelling content of Travel + Leisure.
The new website will serve as both a research and transaction platform, providing consumers a single destination for every aspect of their vacation planning and booking journey. The vacation booking platform will continue to add services and features in the coming months to further enhance the site, making the aspirational world of Travel + Leisure accessible for all to easily book and experience.

The new online vacation booking platform will also lay the foundation for the anticipated summer launch of a new Travel + Leisure subscription travel club, offering exclusive benefits and perks when traveling around the world and when at home. Subscribers to the club will have the opportunity to live out the experiences they read about in Travel + Leisure, with exclusive access and special amenities throughout their stay at featured properties.

“There is tremendous pent-up demand for travel and, as the only travel company that has the ability to harness the incredible content from one of the most trusted brands in travel, we are creating a place to satisfy that demand,” said Brown. “We look forward to the next bold step in our company’s future as we continue putting the world on vacation.”
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About the New Travel + Leisure Co.
Travel + Leisure Co. is the world’s leading membership and leisure travel company, with a portfolio of nearly 20 resort, travel club, and lifestyle travel brands. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with 230 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes RCI, the largest vacation exchange company, along with industry-leading travel technology, and membership travel brands; and Travel + Leisure Group, offering travel products and services all inspired by top online and print travel content, including travel booking platform BookTandL.com, subscription travel clubs and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.
Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “will,” “expects,” “plans,” “continue,” and “future,” "projects" or other words of similar meaning. Forward looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements related to our current views and expectations that are not historical facts. Factors that might cause such a difference include, but are not limited to, risks associated with our ability to realize the benefits of the Travel +

Leisure acquisition from Meredith Corporation; uncertainty with respect to the scope, duration and continued impact of the COVID-19 pandemic, including on our business and in our industry; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; our ability to execute on our business strategy; local and global political and economic conditions and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on October 28, 2020. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.
Media Contacts:

Vanessa Picariello
Travel + Leisure Co.
(407) 569-6234
Media@wyn.com

Investor Relations Contacts:

Christopher Agnew
Senior Vice President, FP&A and Investor Relations
Travel + Leisure Co.
(407) 626-4050
Christopher.Agnew@wyn.com